SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box: Preliminary Proxy Statement Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12 AGNC Investment Corp. (Name of Registrant as Specified in its Charter) Payment of Filing Fee (Check the appropriate box): No fee required Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid: Fee paid previously with preliminary materials Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

YOUR VOTE IS VERY IMPORTANT PLEASE VOTE YOUR PROXY TODAY April 2, 2020 Dear Fellow Stockholder: According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of AGNC Investment Corp. to be held on Thursday, April 23, 2020. Your vote is very important, no matter how many shares you hold. If you haven’t already read the definitive proxy statement that was filed with the Securities and Exchange Commission on March 13, 2020 and available at www.AGNC.com/2020proxymaterials, we encourage you to do so and to vote in support of the proposals described in these materials. For the reasons set forth in the proxy statement, the Board of Directors recommends that you vote “FOR” all director nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. Please sign, date and return the enclosed proxy card or voting instruction form as soon as possible or, alternatively, you can vote via the Internet or telephone. If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (866) 829-1035 or toll at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support. Sincerely, Gary Kain Director, Chief Executive Officer and Chief Investment Officer You may use one of the following simple methods to promptly provide your voting instructions: Vote by Internet – Please access the website listed on your proxy card or voting instruction form and follow the instructions provided. Vote by Telephone - Please call the toll free number listed on your proxy card or voting instruction form and follow the instructions provided. ii Vote by Mail - Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.